UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 31, 2001

                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Virginia                      0-21912                   54-1624428
(State of Incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)
                              12 East Oregon Avenue
                             Philadelphia, PA 19148
                    (Address of Principal Executive Offices)

                       (215) 755-5691 Fax: (215) 836-4485
          (Registrant's telephone and fax number, including area code)
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Item 2. Acquisition or Disposition of Assets

         On January 31, 2001, National Archives, Inc., a 60% subsidiary of the Company, completed the sale of essentially all of its assets to Iron Mountain Records Management, Inc. (the "Purchaser") under an Asset Purchase and Sale Agreement (the "Agreement") dated as of December 1, 2000. Assets consist primarily of accounts receivable, long term contracts with customers, certain computer hardware and software, customer deposits and non-competition agreements. Cash on hand and certain fixed assets consisting of shelving and racking for inventory were excluded from the transaction. In addition, National Archives, Inc. and Mark Mendelson, an officer and director of the Company, each entered in Noncompetition and Confidentiality Agreements with the Purchaser.

         The sale price was $195,000, subject to adjustment if certain financial benchmarks as outlined in the Agreement are not attained. The price was paid in cash in two payments which were delivered to the Company on December 4, 2000 and January 31, 2001.

         Effective December 1, 2000, the Purchaser entered into a seven month lease agreement for National Archives' Philadelphia, PA warehouse premises with Oregon Avenue Associates, Inc., a company wholly-owned by Mark Mendelson, an officer and Director of the Company.


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST CHESAPEAKE FINANCIAL CORPORATION
                                                Registrant

                                 By:  /s/ Mark Mendelson
                                     -------------------------------
                                      Mark Mendelson, Chairman,
                                      Chairman and Chief Executive Officer

                                 By:  /s/ Mark E. Glatz
                                     -------------------------------
                                      Mark E. Glatz
                                      Director and Chief Financial Officer